UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2005

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2005, Wave Wireless Corporation. (the "Registrant") filed a Certificate Eliminating Reference to Shares of Series B and Series C Preferred Stock from the Certificate of Incorporation of the Registrant (the "Certificate of Elimination") with the Secretary of State of the State of Delaware, which became effective upon such date.

The Certificate of Elimination eliminated from the Registrant’s Certificate of Incorporation, as heretofore amended, all references to the Registrant’s Series B and Series C Preferred Stock. Prior to the filing of the Certificate of Elimination, there were no outstanding shares of the Series B and Series C Preferred Stock. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, stockholder approval for the filing of the Certificate of Elimination was not required.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Certificate Eliminating Reference to Series B and Series C Preferred Stock from the Certificate of Incorporation of Wave Wireless Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

August 31, 2005	By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Acting Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Certificate Eliminating Reference to Series B and Series C Preferred Stock from the Certificate of Incorporation of Wave Wireless Corporation.